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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             FORM 8-K CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                      December 10, 2003 (December 10, 2003)

                         AMERICAN TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)

               Delaware                    0-24248                87-0361799
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(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
          Incorporation)                                     Identification No.)


  13114 Evening Creek Drive South, San Diego, California             92128
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        (Address of Principal Executive Offices)                  (Zip Code)


                                 (858) 679-2114
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              (Registrant's telephone number, including area code)




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Item 5.  Other Events and Regulation FD Disclosure

         On December 10, 2003, American Technology Corporation (the "Company") issued a press release announcing the appointment of Joseph A. Zerucha as vice president of sales and marketing and progress regarding its LRAD technology. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

         From December 2002 to December 2003, Mr. Zerucha was President of Liberties Consulting, where he established and trained sales teams and implemented innovative marketing and management strategies for a variety of clients. From April 2001 to November 2002, he was Chief Operating Officer and Treasurer of Tachyon, Inc., a provider of broadband connectivity and Internet services to large enterprises and governmental entities. He served as President for a division of Clear Channel Communications from May 1999 to April 2001 where he was responsible for build-out of a new industry-leading audio distribution platform. From 1995 to May 1999 he was Director of Worldwide Sales and Channel Development for ViaSat, Inc., a maker of satellite communications equipment and software.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired. None

         (b)      Pro Forma Financial Information. None

         (c)      Exhibits.

99.1     Press Release dated December 10, 2003.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMERICAN TECHNOLOGY CORPORATION


Date: December 10, 2003         By: /s/ ELWOOD G. NORRIS
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                                    Elwood G. Norris
                                    Chairman of the Board